Exhibit 5

[Letterhead of Drinker Biddle & Reath LLP]

August 16, 2007

Kulicke and Soffa Industries, Inc.

1005 Virginia Drive

Fort Washington, PA 190349

Re:	Registration Statement on Form S-3 filed with the Securities and

Exchange Commission on August 16, 2007

Ladies and Gentlemen:

We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to (i) $110,000,000 aggregate principal amount of the Company’s 0.875% Convertible Subordinated Notes due 2012 (the “Notes”) issued pursuant to an Indenture dated as of June 6, 2007 (the “Indenture”), between the Company and The Bank of New York, as trustee for the Notes, and (ii) the shares of the Company’s common stock, without par value (the “Shares”), that are issuable upon conversion of the Notes.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and by-laws of the Company, each as amended to date, the Indenture, the form of the Notes, resolutions adopted by the Company’s Board of Directors and such other agreements, instruments, documents and records relating to the Company and the issuance of the Notes and the Shares as we have deemed appropriate. In all such examinations, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company.

As to various questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We express no opinion concerning the laws of any jurisdiction other than the internal law of the Commonwealth of Pennsylvania, and we express no opinion on the “blue sky” or securities law of any jurisdiction other than the federal law of the United States of America. We express no opinion as to the applicable choice of law rules that may affect the interpretation of the enforcement of the Indenture or the Notes.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Notes have been legally issued and constitute valid and binding obligations of the Company.

2.	The Shares, when issued and delivered upon conversion of the Notes in accordance with the Indenture and the terms of the Notes, will be legally issued, fully paid and non-assessable.

Our opinions are limited by (i) the application of equitable principles (whether considered in a proceeding at law or in equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and (ii) the effect of bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement or waiver of creditors’ rights and remedies (including those relating to fraudulent conveyances and transfers).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP

Drinker Biddle & Reath LLP